UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

SEPTEMBER 27, 2000
------------------
(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
------------------------------------------
(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)




ITEM 5. OTHER EVENTS

On September 27, 2000, Laboratory Corporation of America-Registered Trademark- Holdings (LabCorp -Registered Trademark-) announced today that Roche Holdings, Inc. has indicated that it plans to sell up to 5.0 million shares of LabCorp common stock.

   Roche currently owns approximately 15,352,537, or 44.5 percent, of LabCorp common shares. At September 26, 2000, assuming Roche sells the full amount of the 5.0 million shares of common stock, Roche's ownership of LabCorp common stock would be slightly above 30 percent.

   LabCorp has filed a registration statement with the Securities and Exchange Commission relating to this offer and sale by Roche of LabCorp stock, but the registration statement has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

 (c)  Exhibit
      20  Press release of the Company dated
          September 27, 2000.



SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T.SMITH
                  ------------------------------
                      Bradford T. Smith
                      Executive Vice President,
                      General Counsel, Secretary
                      and Compliance Officer



Date: September 28, 2000